Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,094,902
Unrealized Gain (Loss) on Market Value of Commodity Futures	(8,274,706)
Dividend Income	107,859
Interest Income	28,732
ETF Transaction Fees	1,050
Total Income (Loss)	$(6,042,163)

Expenses
General Partner Management Fees	$23,853
Professional Fees	15,586
Brokerage Commissions	766
Directors' Fees and Insurance	1,048
License Fees	596
Total Expenses	$41,849
Net Income (Loss)	$(6,084,012)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/26	$54,024,343
Withdrawals (150,000 Shares)	(7,368,444)
Net Income (Loss)	(6,084,012)

Net Asset Value End of Month	$40,571,887
Net Asset Value Per Share (900,000 Shares)	$45.08

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596